U.S. Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

INTELLINETICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

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Intellinetics, Inc.

2190 Dividend Dr.

Columbus, Ohio 43228

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Effective February 27, 2020

To Our Stockholders:

Intellinetics, Inc., a Nevada corporation (the “Company” or “Intellinetics” or “us” or “we”) is furnishing this Information Statement to notify stockholders that on February 27, 2020, and on March 1, 2020, the Company received written consents, in lieu of a meeting, from the holders of a majority of the then outstanding shares of common stock, par value $0.001 per share (“Common Stock”). Acting by written consent of stockholders that were the record owners of 10,344,307 shares of Common Stock representing 53% of the voting power outstanding as of February 27, 2020, and as of March 1, 2020 (the “Majority Stockholders”), the stockholders approved the following amendments to our Articles of Incorporation, as amended (“Articles”):

1. An amendment to our Articles to effect a reverse stock split of all of the outstanding shares of our Common Stock, at a ratio of 1-for-50 (the “Reverse Split”), to be effective as soon as possible pending regulatory approvals.

2. Amendments to our Articles to increase the number of shares of Common Stock authorized for issuance from 75,000,000 shares to a total of 160,000,000 shares until such time as the Reverse Split was effected, and upon the effectiveness of the Reverse Split, to reduce the number of shares of Common Stock authorized for issuance to 25,000,000 shares (such amendments, collectively, the “Authorized Share Amendments”).

On February 12, 2020, the Board of Directors of the Company (the “Board”) authorized the Reverse Split and a change in the number of shares of Common Stock authorized for issuance from 75,000,000 to 25,000,000. On February 27, 2020, the Majority Stockholders approved the Reverse Split and the reduction of the authorized number of shares of Common Stock to 25,000,000 by written consent in lieu of a meeting, in accordance with Nevada law. Subsequently on March 1, 2020, the Board and the Majority Stockholders approved (i) a delay in effecting the Reverse Split until regulatory approvals had been given, and (ii) an increase in the number of authorized number of shares of Common Stock to a total of 160,000,000 shares, until such time as the Reverse Split was effected. Accordingly, no meeting has been or will be held and your consent is not required and is not being solicited in connection with the approval of the Reverse Split and Authorized Share Amendments.

Pursuant to the consent in writing by the Majority Stockholders and the unanimous approval by the Board, the Authorized Share Amendments were filed with the Secretary of State of Nevada to reflect the foregoing actions on February 27, 2020, March 2, 2020, and March 3, 2020. The Board believes the Reverse Split and Authorized Share Amendments were necessary and advisable in order to complete various corporate actions, including the acquisition of Graphic Sciences, Inc., a Michigan corporation, the conversion of all of the Company’s outstanding convertible promissory notes, the closing of a private offering of the Company’s Common Stock and promissory notes, and the maintenance of the Company’s capital raising ability and its flexibility in today’s competitive and rapidly changing environment. Accordingly, the Board has determined that the Reverse Split and Authorized Share Amendments were in the best interests of the Company, better positioning the Company to attract potential opportunities and enhance stockholder value.

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

On February 27, 2020, the record date for determining the stockholders entitled to vote on or consent to the actions described herein, the Company was authorized to issue 75,000,000 shares of its Common Stock, of which 19,346,307 shares of its Common Stock were issued and outstanding. The Common Stock constituted the sole outstanding class of voting securities of Intellinetics, Inc. Each share of Common Stock entitled the holder thereof to one vote on all matters submitted to stockholders. This information statement is being first mailed to such stockholders on or about May 14, 2020.

By Order of the Board of Directors:

/s/ James F. DeSocio
James F. DeSocio
Chief Executive Officer/President

Dated: May 12, 2020

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SUMMARY

This summary highlights selected information from this information statement and may not contain all the information about the GSI Acquisition. To understand the GSI Acquisition fully and for a more complete description of the legal terms of the GSI Acquisition, you should read carefully this information statement in its entirety.

The Companies

Intellinetics, Inc.

The Company is a document management software and services provider. The Company’s offices are located at 2190 Dividend Dr., Columbus, Ohio 43228, and its telephone number is 614-921-8170. The Company was incorporated in Nevada in 1997. For additional information about the Company and its business, see “Where You Can Find More Information” on the last page of this Information Statement.

Graphic Sciences, Inc.

Graphic Sciences, Inc. (“GSI”) is a document management company that provides indexing and scanning services, physical document storage, and retrieval services. GSI’s offices are located at 1551 E. Lincoln Ave., Madison Heights, MI 48071, and its telephone number is 248-549-6600. For additional information about GSI and its business, see “The Companies, Graphic Sciences” on page 8.

The Charter Amendments

On February 27, 2020, and March 1, 2020, the Board received written consents from the Majority Stockholders to a proposal, which the Board had unanimously approved, to amend the Company’s Articles to (i) implement the Reverse Split in the ratio of one-for-fifty, (ii) change the number of shares of Common Stock authorized for issuance to 25,000,000 on a post-Reverse Split basis, and (iii) temporarily increase the number of shares of Common Stock authorized for issuance to 160,000,000 until such time as the Reverse Split took effect (collectively, the “Charter Amendments”). Such Charter Amendments were necessary for the acquisition of GSI, the conversion of all of the Company’s outstanding convertible promissory notes, and the closing of a private offering of the Company’s Common Stock and promissory notes. For more information on the Charter Amendments, see “Approval of an Amendment to our Articles of Incorporation to Effectuate a Reverse Split and Change the Authorized Number of Shares of Common Stock,” on page 4.

The Purchase Agreement

On March 2, 2020, the Company entered into a Stock Purchase Agreement with the stockholders of GSI (the “Purchase Agreement”). Upon the terms and subject to the conditions provided in the Purchase Agreement, on March 2, 2020 at 12:01 AM, the Company purchased all of the issued and outstanding capital stock of GSI, in exchange for cash. As a result of the GSI Acquisition, GSI became a wholly-owned subsidiary of the Company. For more information on the Purchase Agreement, see “The Acquisition, Purchase Agreement”) on page 14.

The Acquisition Consideration

The initial purchase price for GSI consisted of approximately $3.5 million in cash, on a cash-free, debt-free basis, and subject to a post-closing net working capital adjustment. In addition to the initial purchase price, three annual potential earnout payments of up to an aggregate of $2.5 million will be payable to the sellers over three years if certain gross profit levels are achieved. For more information on the acquisition consideration, see “The Acquisition, Acquisition Consideration”) on page 14.

Reasons for the Acquisition

The GSI Acquisition was intended to increase the Company’s scale and cash flow. GSI has a long-standing and deep relationship with its biggest customer, the State of Michigan, and the Company believes there are strategic opportunities to cross-sell the Company’s software offerings to the various subdivisions and agencies included in GSI’s contract with the State of Michigan, as well as GSI’s other customers. The totality of GSI’s customer base complements and expands the Company’s existing customer base with respect to industry, size, and document management needs. In addition, GSI maintains core capabilities in the scanning services business, which the Company believes will strengthen and complement the Company’s recently expanded scanning service offerings. For more information on the acquisition consideration, see “The Acquisition, Reasons for the Acquisition”) on page 14.

Board and Stockholder Approvals

The Board unanimously approved the Charter Amendments on February 12, March 1, and March 3, 2020; the Board unanimously approved the GSI Acquisition on February 28, 2020. The Majority Stockholders approved the Charter Amendments on February 27 and March 1, 2020. The stockholders of the Company were not entitled to vote on the GSI Acquisition.

Interests of our Affiliates in the GSI Acquisition

Certain of the Company’s affiliates had interests in the GSI Acquisition that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the GSI Acquisition. For more information on the acquisition consideration, see “The Acquisition, Interests of our Affiliates in the GSI Acquisition”) on page 15.

Regulatory Matters

The Charter Amendments and GSI Acquisition were not subject to any regulatory requirements or approvals.

Dissenter’s Rights

Under Nevada law, stockholders are not entitled to dissenter’s rights in connection with the Charter Amendments or the GSI Acquisition.

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APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO EFFECTUATE A REVERSE STOCK SPLIT AND

CHANGE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Board received written consents from the Majority Stockholders to a proposal, which the Board had unanimously approved, to amend the Company’s Articles, adopting the Charter Amendments to: (i) implement the Reverse Split in the ratio of one-for-fifty, (ii) change the number of shares of Common Stock authorized for issuance to 25,000,000 on a post-Reverse Split basis, and (iii) temporarily increase the number of shares of Common Stock authorized for issuance to 160,000,000 until such time as the Reverse Split takes effect (collectively, the “Charter Amendments”).

Reasons for the Reverse Split and Charter Amendments

The Board believes that the Reverse Split and Charter Amendments were necessary and advisable in order to (a) effectuate the acquisition of Graphic Sciences, Inc., a Michigan corporation (the “GSI Acquisition”), the conversion of all of the Company’s outstanding convertible promissory notes (the “Note Conversion”), and a private offering of the Company’s Common Stock and promissory notes (the “Securities Offering”), (b) generally improve the liquidity and marketability of the Company’s Common Stock, and (c) respond to future opportunities which may arise to raise additional capital, based upon future developments in the business affairs of the Company, the market and the economy.

In order to effectuate the GSI Acquisition, Securities Offering, and Note Conversion, the Company issued 126,229,300 additional shares of Common Stock on a pre-Reverse Split basis. Previously, the number of shares of Common Stock authorized by the Company’s Articles was 75,000,000 shares of Common Stock. Of the 75,000,000 authorized shares of Common Stock, 19,346,307 shares were issued and outstanding as of January 24, 2020, and 38,448,784 shares were reserved for issuance for (i) the exercise of warrants, (ii) the conversion of convertible notes outstanding (including conversion of any accrued interest on such notes as of January 24, 2020), and (iii) the 2015 Intellinetics Inc. Equity Incentive Plan. Thus, either a Reverse Split or increase in authorized shares, or both, were required in order to effectuate the GSI Acquisition, Securities Offering, and Note Conversion.

The Board of Directors believes that the relatively low market price per share of the Company’s Common Stock before the Reverse Split had impaired the marketability of the Common Stock to institutional investors and members of the investing public. In theory, the number of shares outstanding should not, in and of itself, affect the marketability of the Common Stock, the nature of investors who purchase the Common Stock, or the Company’s reputation in the financial community. In practice, however, the Company believes many brokerage firms and institutional investors are reluctant to recommend lower-priced stocks to their clients or to hold them in their portfolios because they are perceived to be speculative in nature. This impairment of marketability may affect not only the liquidity and trading price of the Common Stock, but also the Company’s ability to raise additional capital through the sale of equity securities or securities convertible into equity securities. In addition, many brokerage houses have policies and practices that discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stock economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commission resulting from a Reverse Split could be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling “odd lots” created by the Reverse Split.

The Board of Directors believed that the decrease in the number of shares of Common Stock outstanding resulting from the Reverse Split would increase the trading price of the outstanding shares and thus stimulate greater interest in the Common Stock by the financial community and the investing public, promote greater liquidity for the Company’s stockholders, and result in a bid price level for the Common Stock that may in the future permit it to obtain an exchange listing. The Board also believed that the Reverse Split would result in a price level for the Common Stock that would mitigate the reluctance, policies and practices of brokerage firms, and diminish the adverse impact of trading commissions and recommendation restrictions on the potential market for the Company’s Common Stock. Although any increase in the market price of the Common Stock resulting from the Reverse Split may be proportionately less than the decrease in the number of shares outstanding, the Board of Directors believes that the proposed Reverse Split should result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices at brokerage houses and institutional investors referred to above and to diminish the adverse impact of correspondingly high trading commissions on the market for the Common Stock.

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However, there is no assurance that the Reverse Split will achieve the desired results, that the price per share of the Common Stock after the Reverse Split will maintain a level that is proportionate with the decrease in the number of shares, that the Common Stock will achieve the desired additional marketability, or that any price increase can be sustained for a prolonged period of time. Also, it is possible that the liquidity of the Common Stock after the Reverse Split may be adversely affected by the reduced number of shares outstanding.

Reasons for the Change in Authorized Shares

As a result of and in conjunction with the Reverse Split, the Majority Stockholders also adopted and approved an amendment to our Articles of Incorporation in order to change the number of shares of Common Stock authorized for issuance to 25,000,000 shares on a post-Reverse Split basis. If the Reverse Split had been completed with no other changes, a total of 75,000,000 shares would have been authorized for issuance, and of those, only 3,113,374 shares would have been either issued and outstanding or reserved for issuance. As a result, we believe that 25,000,000 shares of Common Stock is an appropriate number of authorized shares, which will allow flexibility to use our Common Stock for corporate purposes in the future, including public or private offerings to raise capital, equity-based agreements designed to attract talent, strategic relationships, and for other strategic and general business and financial purposes. In addition, the Majority Stockholders adopted and approved an amendment to our Articles of Incorporation in order to temporarily increase the number of shares of Common Stock authorized for issuance to 160,000,000 shares until such time as the Reverse Split was processed by OTC Capital Markets.

Principal Effects of the Charter Amendments

The increase in the number of authorized shares of Common Stock to 160,000,000 shares became effective on March 2, 2020. The amendments to our Articles effecting the Reverse Split and reduction of the Common Stock to 25,000,000 authorized shares were filed with the Secretary of State with the State of Nevada on March 3, 2020, and were processed by the OTC Capital Markets on March 20 (the “Effective Date”). Upon the Effective Date, each fifty shares of Common Stock then issued and outstanding (“Pre-Split Common Stock”) automatically, without any action on the part of the holders of such Common Stock, were converted into one share of Common Stock (“Post-Reverse Split Common Stock”), subject to the cash payment for fractional shares discussed below. From and after the Effective Date of the Reverse Split, certificates representing shares of Pre-Split Common Stock are deemed to represent only the number of whole shares of Post-Reverse Split Common Stock into which the shares of Pre-Split Common Stock were converted and the right to receive cash in lieu of any fractional share of Post-Reverse Split Common Stock.

Based upon the 145,575,607 shares of Common Stock outstanding at the close of business on March 19, the Reverse Split reduced the number of outstanding shares of Common Stock to 2,810,865 shares, or by 98%. The Reverse Split did not affect the par value of the Common Stock, which was and will remain $0.001 per share. Except for changes resulting from the Reverse Split as described herein, the rights and privileges of holders of shares of Common Stock remain unchanged, and the Reverse Split does not result in any change of the relative equity interest in the Company or the voting power or the rights and privileges of the holders of Common Stock.

After the Reverse Split, each outstanding option or warrant to purchase shares of Common Stock automatically became an option or warrant, as the case may be, to purchase 2% (or 1/50th) of the number of shares subject to the option or warrant immediately prior to the Reverse Split at an exercise price which is 50 times the exercise price of the option or warrant immediately prior to the Reverse Split, subject to adjustment as a result of the elimination of fractional shares. The aggregate number of shares of Common Stock reserved for issuance upon the exercise of outstanding warrants and options decreased from approximately 38,448,784 shares of Common Stock to approximately 768,975 shares of Common Stock, subject to adjustment as a result of the elimination of fractional shares. The Company has obtained a new CUSIP number for the Common Stock effective at the time of the Reverse Split.

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Because one effect of the Charter Amendments is to decrease the number of shares of Common Stock outstanding without any increase in the par value of the Common Stock, the Company’s stated capital is reduced, but the aggregate capital in excess of par value attributable to the outstanding Common Stock is correspondingly increased. Under Nevada law, the Board has the authority, subject to certain limitations, to transfer some or all of such capital in excess of par value from capital to surplus. The Board of Directors has no plans to make such a transfer of capital at this time.

Exchange Of Certificates

As soon as practicable after the Effective Date, stockholders had the option, but were not required, to exchange their certificates representing shares of Pre-Split Common Stock (“Pre-Split Certificates”) for certificates representing the number of whole shares of Post-Reverse Split Common Stock (“Post-Reverse Split Certificates”) into which the shares of Pre-Split Common Stock have been converted as a result of the Reverse Split. After the Effective Date, each stockholder received a letter of transmittal from the Company’s transfer agent, Standard Registrar and Transfer (the “Exchange Agent”), who will act as the Exchange Agent in the exchange of stock certificates, containing the necessary materials and instructions. In order to receive Post-Reverse Split Certificates, stockholders must surrender their Pre-Split Certificates pursuant to the Exchange Agent’s instructions, together with properly executed and completed letters of transmittal and such evidence of ownership of such shares as the Company or the Exchange Agent may require, plus the applicable exchange fees. Pre-Split Certificates not presented for surrender after the Effective Date will be exchanged for Post-Reverse Split Certificates the first time they are presented for transfer. From and after the Effective Date, each Pre-Split Certificate will, until surrendered in exchange as described above, be deemed for all corporate purposes after the Effective Date to evidence ownership of the whole number of shares of Post-Reverse Split Common Stock into which the shares evidenced by such Pre-Split Certificate have been converted pursuant to the Reverse Split, plus the right to receive the cash payment in lieu of any fractional shares of Post-Reverse Split Common Stock described below.

Elimination Of Fractional Shares

No fractional shares of Post-Reverse Split Common Stock were issued. In lieu of receiving fractional shares, stockholders who would otherwise be entitled to receive fractional shares of Post-Reverse Split Common Stock, upon surrender of their Pre-Split Certificates, received a cash payment in lieu thereof equal to the fair market value of such fractional share. Holders of less shares of Common Stock than the number of shares of Pre-Split Common Stock which became converted into one share of Post-Reverse Split Common Stock as a result of the Reverse Split on the Effective Date no longer were stockholders of the Company. The fair market value of the Post-Reverse Split Common Stock was based on the last sale price of the Common Stock as reported by the OTCQB on the date immediately preceding the Effective Date, which was $0.08.

No Dissenter’s Rights

Under Nevada law, stockholders were not be entitled to dissenter’s rights with respect to the Charter Amendments, and the Company did not independently provide stockholders with any such right.

Exchange Act Rule 13e-3

The Charter Amendments were not intended to and did not have the effect of a “going private” transaction under Rule 13e-3.

Certain Federal Income Tax Consequences

The following is a summary of the material anticipated federal income tax consequences of the Charter Amendments to stockholders of the Company. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and the applicable treasury regulations promulgated thereunder, judicial authority and administrative rulings and practice, all as in effect on the date hereof. Legislative, judicial or administrative rules and interpretations are subject to change, potentially on a retroactive basis, at any time and therefore could alter or modify the statements and conclusions set forth below. For the purpose of this discussion, it is assumed that the shares of Common Stock are held as capital assets by stockholders who are United States persons (i.e., citizens or residents of the United States or domestic corporations).

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This summary does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s personal investment circumstances, stockholders holding Common Stock as security for borrowings or those stockholders subject to special treatment under the federal income tax laws (for example, life insurance companies, tax-exempt organizations, foreign corporations and nonresident alien individuals). The summary also does not discuss any consequences of the Charter Amendments under any state, local, foreign, gift or estate tax laws.

No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the Charter Amendment. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS/HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME TAX LAWS.

The Company believes that the Reverse Split is a tax-free recapitalization to the Company and its stockholders. If the Reverse Split qualifies as a recapitalization described in Section 368(A)(1)(E) of the Code, (i) no gain or loss will be recognized by the Company in connection with the Reverse Split; (ii) no gain or loss will be recognized by holders of Common Stock who exchange their shares of Pre-Split Common Stock for shares of Post-Reverse Split Common Stock, except that holders of Common Stock who receive cash in lieu of fractional shares will be treated as if the fractional shares were distributed to such holders of shares of Pre-Split Common Stock and then redeemed by the Company and will recognize gain or loss for federal income tax purposes on the redemption of the fractional shares equal to the difference, if any, between a holder’s basis in the fractional share and the amount of cash received, which gain or loss will be capital gain or loss and will be a long-term capital gain or loss if the fractional shares were held for more than one year; (iii) the tax basis of the shares of Post-Reverse Split Common Stock received by holders of shares of Pre-Split Common Stock will be the same as the tax basis of the shares of Pre-Split Common Stock exchanged therefor, less the tax basis allocated to fractional share interests; and (iv) the holding period of the shares of Post-Reverse Split Common Stock in the hands of holders of shares of Post-Reverse Split Common Stock will include the holding period of their shares of Pre-Split Common Stock exchanged therefor. The Company expects that less than 5% of the total fair market value of its Common Stock will be converted into cash in lieu of issuing fractional shares of Common Stock.

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

No officer or director has any substantial interest in the Charter Amendments other than in their roles as an officer or director and their ownership of securities issued by the Company and as set forth below.

The Company retained Taglich Brothers, Inc. (the “Placement Agent”) as the Placement Agent for the Securities Offering and Note Conversion, and on an exclusive basis to render financial advisory and investment banking services to the Company in connection with the GSI Acquisition. Compensation for all the foregoing services consisted of a $300,000 success fee for the GSI Acquisition, 1,762,500 shares of Common Stock for the Note Exchange, and $440,000 in cash and warrants to purchase 4,775,000 shares of Common Stock exercisable at $0.08 per share for the Securities Offering. Robert Schroeder, a Director of the Company, is the Vice President of Investment Banking at the Placement Agent.

Householding

Regulations regarding the delivery of copies of information statements to stockholders permit us, banks, brokerage firms and other nominees to send one information statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. If a stockholder wishes to receive a separate information statement, we will promptly deliver a separate copy to such stockholder that contacts us by mail at Intellinetics, Inc., 2190 Dividend Dr., Columbus, Ohio 43228 or on our website at www.intellinetics.com. Any stockholders of record sharing an address who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household in the future should also contact Investor Relations by mail or telephone as instructed above. Any stockholders sharing an address whose shares of Common Stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports, proxy statements and information statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

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acquisition of graphic sciences, inc.

In accordance with our Articles and Bylaws and the laws of the State of Nevada, our stockholders were not entitled to vote to approve our acquisition of GSI. However, the following information pertaining to the acquisition of GSI is being furnished pursuant to Note A of Schedule 14A and Item 1 of Schedule 14C.

THE COMPANIES

Intellinetics, Inc.

The Company is a document management software and services provider. The Company’s offices are located at 2190 Dividend Dr., Columbus, Ohio 43228, and its telephone number is 614-921-8170. The Company was incorporated in Nevada in 1997. For additional information about the Company and its business, see “Where You Can Find More Information” on the last page of this Information Statement.

Graphic Sciences, Inc.

GSI is a document management company that provides indexing and scanning services, physical document storage, and retrieval services. GSI’s offices are located at 1551 E. Lincoln Ave., Madison Heights, MI 48071, and its telephone number is 248-549-6600.

Services Offered

GSI’s service offerings are as follows:

● Digital Scanning Services. These services include paper scanning, newspaper and microfilm scanning, microfiche scanning, aperture card scanning, drawing scanning, and book scanning. Most government files must be retained long term or permanently, making such clients a prime candidate for digital conversion. There are four production categories for these services, consisting of document prep, document scanning, microfilm scanning, and indexing.

● Microfilm and Microfiche. GSI provides microfilming/microfiche, converting scanned images to microfilm or microfiche, and microfilm/microfiche preservation and duplication.

● Box Storage Services. GSI provides physical document storage and retrieval services for its clients.

● Scanning Equipment, Software and Repair. GSI sells and services document image software, document scanners, and microfilm scanners, readers and printers. This is a smaller, slowly declining part of the company’s business.

Employees

GSI operates with 72 full-time employees, including 10 to 15 temps as needed. Labor rates are competitive, and a large portion of employees are lower-paid hourly workers. Document preparation personnel prepare client documents for scanning. GSI operates in two 10-hour shifts, Monday through Friday. Additional hours are possible if workload demands. GSI’s data entry group operates five days a week, 16 hours a day, with expansion as needed by specific projects. Many of GSI’s employees have been with them for many years. GSI’s information technology staff average 25 years of service each. The average length of employment company-wide is 12 years.

Facilities

GSI’s main facility is 36,000 square feet of leased space in Madison Heights. Records storage uses about 20,000 square feet, with the remainder of the space used for production, sales, and administration. In 2016, the company added a second 20,000 square foot building for document storage.

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GSI owns and operates an extensive collection of the specialized equipment necessary for scanning images or converting microfilm to digital images. GSI’s digital scanning and image capture devices routinely operate five days per week, 16 hours per day. As needed, operations can be expanded up to 7 days per week, 24 hours per day.

GSI’s logistics department includes a fleet of six vehicles for pickup and delivery of client materials. GSI also has the ability to provide on-site capture operations for clients needing such services.

Customers

While GSI serves both governmental and private customers, governmental contracts generate a majority of its revenues. Over 75% of GSI’s revenues are generated by various municipalities within and subdivisions of the State of Michigan. All such customer relationships are governed by GSI’s contract with the State of Michigan, discussed below. GSI’s second most significant customer accounts for approximately 10% of its revenues.

The State of Michigan Contract

GSI’s contract with the State of Michigan is for five years from June 1, 2018 to May 30, 2023, with a provision for two extensions of one year each. The contract is issued to GSI through the Michigan Department of Management and Budget, Enterprise Procurement and managed through the Department of Management and Budget, Records Management Services Division (RMS).

The contract provides municipalities, governmental subdivisions, and local and state government agencies access to digital and micrographic conversion services. These entities have the option to perform these conversion services internally if they so choose. Typically, many elect to have these services outsourced to GSI.

All municipalities, subdivisions, and agencies are able to use the services and prices provided under this contract. For billing purposes, the work GSI performs is invoiced to RMS and the end user is invoiced through the State of Michigan accounting system. GSI does not invoice the end user directly, and GSI has a single point of contact for managing billing and receipt for all entities included within the State of Michigan. In effect, the state acts as a reseller of GSI’s services to the other agencies and charges a markup on the amount GSI charges to each municipality, subdivision, or agency.

Market Price and Dividends

Market Information

GSI’s capital stock consists of 3,000 shares of common stock. There has never been any established public trading market for GSI’s stock.

Holders

As of February 27, 2020, there were four (4) holders of GSI’s capital stock. No officers, directors, or other affiliates of the Company were holders of GSI’s capital stock.

Dividends

No dividends on GSI’s common stock were paid in either of the two most recent fiscal years.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following management’s discussion and analysis of financial conditions and results of operations of GSI for the fiscal twelve months ended September 30, 2019, and 2018, and the fiscal three months ended December 31, 2019 and 2018 should be read in conjunction with GSI’s financial statements and the notes to those financial statements that are included elsewhere in this Information Statement.

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We caution you that any forward-looking statements included in this section are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based.

Company Overview

GSI, with locations in Madison Heights, Oak Park, and Traverse City, Michigan, is a closely held Michigan corporation whose principal business activities consist of providing document imaging services, document storage and retrieval, the sale and service of related document imaging equipment and software to customers located principally in Michigan, Ohio, and Indiana. Multi-year state and local government contracts account for the majority of GSI’s sales. GSI operates a business with sales that are highly concentrated in two customers: the State of Michigan and Quicken Loans.

How We Evaluate GSI’s Performance

The major qualitative and quantitative factors we consider in the evaluation of GSI’s operating results include the following:

●	GSI’s relationship with the State of Michigan is long-standing and comprises a majority of GSI’s revenues. When we evaluate GSI’s results, we assess whether GSI’s revenues from the State of Michigan are increasing, relative to prior periods.

●	GSI is also focused upon finding new customers for sales of its document imaging services. We assess whether sales to new customers are increasing, relative to prior periods and relative to existing customers, and how such sales leads were generated.

●	A portion of GSI’s historical revenues related to the sale and service of third-party document imaging equipment and software. GSI’s strategy has been to focus on other core service offerings.

Recent Developments

In March 2020, the World Health Organization declared the global novel coronavirus disease (COVID-19) outbreak a pandemic. As a result of the spread of COVID-19, economic uncertainties have arisen that are likely to negatively impact the results of operations. Currently, GSI has had to reduce its operations in the State of Michigan to only process those work orders deemed essential by the State of Michigan. However, the Company cannot reasonably estimate at this time the specific extent, duration or full impact that the COVID-19 pandemic will have on its financial condition and operations.

On March 2, 2020, 100% of the Company’s capital stock was sold for a purchase price of approximately $3,500,000 subject to a post-closing net working capital adjustment. In addition to the initial purchase price, three annual potential earn out payments of up to an aggregate of $2,500,000 will be receivable to the sellers over three years if certain gross profit levels are achieved.

Executive Overview of Results

Below are GSI’s key financial results for the fiscal year ended September 30, 2019 (consolidated unless otherwise noted):

●	Revenues of $6,710,309, representing revenue growth of 25% year-over-year.

●	Cost of revenues was $3,349,040.

●	Operating expenses (excluding cost of revenues) were $2,273,511.

10

●	Operating income was $1,042,758.

●	Net income was $641,889.

●	Operating cash flow was $673,925.

Results of Operations

Revenues

GSI reported total revenues of $6,710,309 and $5,356,430 for the twelve months ended September 30, 2019 and 2018, respectively, representing an increase of $1,353,879 or 25%. GSI reported total revenues of $1,837,610 and $1,287,383 for the three months ended December 31, 2019 and 2018, respectively, representing an increase of $550,227 or 43%. The net increase in total revenues year-over-year is primarily attributable to the volume and complexity of work orders received by GSI’s existing customers, including an expansion in sales to its largest customer, the State of Michigan.

Costs of Revenue

The cost of revenues during the twelve months ended September 30, 2019 and 2018 were $3,394,040 and $3,477,929, respectively, representing a slight decrease of $83,889, or 2%. The cost of revenues during the three months ended December 31, 2019 and 2018 were $1,021,316 and $944,601, respectively, representing an increase of $76,715, or 8%. The relative constancy in cost of revenue year-over-year is primarily the result of a relatively unchanged number of production employees and expenses.

Gross Margins

Overall gross margin for the twelve months ended September 30, 2019 and 2018 were 49% and 35%, respectively, representing an increase of 41%. Overall gross margin for the three months ended December 31, 2019 and 2018 were 44% and 27%, respectively, representing an increase of 17%. The increase in gross margin year-over-year is primarily a result of increased efficiency achieved when working on a higher volume of work orders.

Operating Expenses

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $2,273,511 during the twelve months ended September 30, 2019 as compared with $1,781,266 during the twelve months ended September 30, 2018, representing an increase of $492,245 or 28%. The increase in selling, general, and administrative expenses year-over-year was principally related to executive compensation. Selling, general and administrative expenses were $322,610 during the three months ended December 31, 2019 as compared with $268,254 during the three months ended December 31, 2018, representing an increase of $54,354 or 20%. The increase in selling, general, and administrative expenses year-over-year was principally related to professional fees.

Other Expense, Net

Other expense, net, was ($186,604) during the twelve months ended September 30, 2019 as compared with ($141,627) during the twelve months ended September 30, 2018, representing a decrease of $44,977 or 32%. The decrease year-over-year resulted primarily from a gain on lease termination. Other expense, net, was ($26,295) during the three months ended December 31, 2019 as compared with ($44,676) during the three months ended December 31, 2018, representing an increase of $18,381 or 41%.

Liquidity and Capital Resources

GSI has operated with a revolving line of credit and a convertible line of credit. As of September 30, 2019, GSI did not have an outstanding balance with respect to either line of credit.

11

GSI also operated by issuing notes payable to certain of its shareholders. As of September 30, 2019, GSI had an outstanding balance of $556,401 with respect to shareholder loans. All shareholder loans were paid in full by the Sellers at the time of the closing of the GSI Acquisition.

GSI had no debt as of March 2, 2020, and has not since acquired any.

Cash Provided by Operating Activities.

Net cash provided by or used in operating activities for the twelve months ended September 30, 2019 and 2018, was $673,925 and ($17,951), respectively. During the twelve months ended September 30, 2019, the net cash provided by operating activities was primarily attributable to net income adjusted for net non-cash items of $32,036. During the twelve months ended September 30, 2018, the net cash used in operating activities was primarily attributable to the net loss adjusted for net non-cash items of $25,141. Net cash provided by or used in operating activities for the three months ended December 31, 2019 and 2018, was $139,787 and ($169,862), respectively. During the three months ended December 31, 2019, the net cash provided by operating activities was primarily attributable to net income adjusted for net non-cash items of ($211,167). During the three months ended December 31, 2018, the net cash used in operating activities was primarily attributable to the net loss adjusted for net non-cash items of ($192,212).

Cash Provided/Used by Investing Activities.

Net cash used in investing activities for the twelve months ended September 30, 2019, and 2018 amounted to $91,781 and $13,031, respectively, and was related to the acquisition of property and equipment. Net cash used in investing activities for the three months ended December 31, 2019, and 2018 amounted to $11,923 and $8,511, respectively, and was related to the acquisition of property and equipment.

Capital Expenditures

There were no material commitments for capital expenditures as of September 30, 2019 or December 31, 2019.

Cash Provided/Used by Financing Activities.

Cash provided/used by financing activities consists of proceeds and repayment on GSI’s line of credit and shareholder notes, in addition to payments on capital lease obligations.

Net cash used by financing activities for the twelve months ended September 30, 2019 amounted to $629,730, resulting from payments on the line of credit, shareholder notes, and capital lease obligations. Net cash provided by financing activities for the twelve months ended December 31, 2018 amounted to $56,451, resulting from borrowings from GSI’s line of credit, in addition to smaller payments on shareholder notes and capital lease obligations.

Net cash used by financing activities for the three months ended December 31, 2019 amounted to $20,712 resulting from payments on the shareholder notes, and capital lease obligations. Net cash provided by financing activities for the three months ended December 31, 2018 amounted to $88,132, resulting from borrowings from GSI’s line of credit, in addition to smaller payments on the shareholder notes.

12

Critical Accounting Policies and Estimates

The preparation of financial statements in accordance with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. We regularly make estimates and assumptions that affect the reported amounts of assets and liabilities. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.

The actual results experienced by GSI may differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, GSI’s future results of operations will be affected.

These critical accounting policies and estimates by our management are set forth in the Notes to the Condensed Financial Statements, Summary of Significant Accounting Policies.

Changes in and Disagreements with Accountants.

Prior to the GSI Acquisition, GSI was not a public reporting company, and it historically engaged Cohen & Company (“Cohen”) as its outside accounting firm. Cohen compiled GSI’s financial statements, but did not audit its financial statements. There were no disagreements between GSI and Cohen on any matter regarding accounting principles or practices during the fiscal years ended September 30, 2019 or 2018, or any subsequent interim period.

There were no reportable events (as that term is used in Item 304(a)(1)(v) of Regulation S-K) between GSI and Cohen occurring during GSI’s fiscal years ended September 30, 2019 or 2018 or any subsequent interim period preceding the date of the GSI Acquisition.

For purposes of the GSI Acquisition, GSI engaged GBQ Partners LLC, the independent registered public accounting firm of the Company, to audit the financial statements of GSI for the two fiscal years ended September 30, 2019 and 2018. There were no disagreements between GSI and GBQ Partners LLC with respect to the preparation of the audited financials.

13

Graphic Sciences, Inc. Financial Statements

Financial Statements

Graphic Sciences, Inc.

September 30, 2019 and 2018

F-1

To the Board of Directors and Shareholders

Graphic Sciences, Inc.

Madison Heights, Michigan

Independent Auditor’s Report

We have audited the accompanying financial statements of Graphic Sciences, Inc., which comprise the balance sheets as of September 30, 2019 and 2018, and the related statements of operations and accumulated earnings (deficit) and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Graphic Sciences, Inc. as of September 30, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Columbus, Ohio

May 11, 2020

F-2

Graphic Sciences, INC.

Balance Sheets

September 30, 2019 and 2018

	2019	2018

ASSETS
Current Assets
Cash	$63,122	$110,708
Accounts receivable	747,773	684,985
Accounts receivable - unbilled	244,830	155,381
Other receivable	50,898	-
Employee advances	11,238	8,114
Parts and supplies, net	95,104	134,108
Prepaid expenses	103,677	141,056
Total current assets	1,316,642	1,234,352

Property and Equipment, at cost
Leasehold improvements	66,038	38,833
Office equipment	641,966	624,282
Production equipment	1,514,864	1,467,972
	2,222,868	2,131,087
Accumulated depreciation	(1,450,105)	(1,325,490)
Total property and equipment	772,763	805,597

Other Assets	16,779	33,479

TOTAL ASSETS	$2,106,184	$2,073,428

The accompanying notes are an integral part of the financial statements.

F-3

Graphic Sciences, INC.

Balance Sheets (continued)

September 30, 2019 and 2018

	2019	2018
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Line of credit	$-	$545,615
Current portion of capital lease obligations	68,532	83,494
Accounts payable	83,036	150,071
Accrued compensation	221,088	137,710
Other accrued expenses	101,028	115,346
Accrued interest - shareholders	290,595	357,435
Deferred revenue	66,306	138,494
Total current liabilities	830,585	1,528,165

Noncurrent Liabilities
Deferred income taxes	157,600	-
Capital lease obligations, net of current portion	211,212	280,365
Notes payable - shareholders	556,401	556,401
Total liabilities	1,755,798	2,364,931

Shareholders’ Equity
Common stock	1,000	1,000
Additional paid-in capital	24,000	24,000
Accumulated earnings (deficit)	325,386	(316,503)
Total shareholders’ equity (deficit)	350,386	(291,503)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,106,184	$2,073,428

The accompanying notes are an integral part of the financial statements.

F-4

Graphic Sciences, INc.

Statements of Operations and Accumulated Earnings (Deficit)

For the Years Ended September 30, 2019 and 2018

	2019	2018

Sales	$6,710,309	$5,356,430

Cost of Sales	3,394,040	3,477,929

Gross profit	3,316,269	1,878,501

Selling, General and Administrative Expenses	2,273,511	1,781,266

Operating income	1,042,758	97,235

Other Expense, net	(186,604)	(141,627)

Income (Loss) Before Income Taxes	856,154	(44,392)

Income Taxes Provision (Benefit)	214,265	(1,300)

Net Income (Loss)	641,889	(43,092)

Accumulated Deficit - Beginning of Year	(316,503)	(273,411)
Accumulated Earnings (Deficit) - End of Year	$325,386	$(316,503)

The accompanying notes are an integral part of the financial statements.

F-5

Graphic Sciences, INc.

Statements of Cash Flows

For the Years Ended September 30, 2019 and 2018

	2019	2018

Cash Flow from Operating Activities
Net income (loss)	$641,889	$(43,092)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	124,615	97,227
Gain on sale of property and equipment	-	(5,593)
Deferred income taxes	157,600	(1,300)
Changes in operating assets and liabilities:
Accounts receivable	(62,788)	(111,718)
Accounts receivable - unbilled	(89,449)	72,692
Other receivable	(50,898)	-
Employee advances	(3,124)	6,444
Inventories	39,004	19,225
Prepaid expenses	37,379	3,939
Other assets	16,700	(12,279)
Accounts payable	(67,035)	(42,773)
Accrued compensation	83,378	(22,062)
Other accrued expenses	(14,318)	(11,376)
Accrued interest - shareholders	(66,840)	58,000
Deferred revenue	(72,188)	(25,285)
Total adjustments	32,036	25,141
Net cash flow provided by (used in) operating activities	673,925	(17,951)

Cash Flow from Investing Activities
Acquisition of property and equipment	(91,781)	(25,676)
Proceeds from sale of property and equipment	-	12,645
Net cash used in investing activities	(91,781)	(13,031)

Cash Flow from Financing Activities
Net (repayments) borrowings on line of credit	(545,615)	109,972
Payments on notes payable - shareholders	(15,707)	(28,564)
Payments on capital lease obligations	(68,408)	(24,957)
Net cash (used in) provided by financing activities	(629,730)	56,451

Net (decrease) increase in cash	(47,586)	25,469

Cash - Beginning of Year	110,708	85,239
Cash - End of Year	$63,122	$110,708

Noncash Investing and Financing Activity
Equipment acquired under capital lease obligation	$-	$338,200

Supplemental Financial Information
Interest paid	$226,077	$89,606
Taxes paid	$7,000	-

The accompanying notes are an integral part of the financial statements.

F-6

GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Nature and Scope of Business

Graphic Sciences, Inc. (the Company), with locations in Madison Heights, Oak Park, and Traverse City, Michigan, is a closely held Michigan corporation whose principal business activities consist of providing document imaging services and the sale and service of related document imaging equipment and software to customers located principally in Michigan, Ohio, and Indiana.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Accounts Receivable and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms, and are stated at the amount the Company expects to collect from outstanding balances. There are no interest charges on unpaid balances.

The Company’s invoicing is done based on agreed-upon contractual terms, either at periodic intervals or upon achievement of contractual milestones. Accounts receivable unbilled represent services performed but not billed as of the reporting date.

Management estimates an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible and an additional allowance based on certain percentages of the aged receivables, which are determined based on historical experience and a current assessment of the general financial conditions affecting the customer base. At September 30, 2019 and 2018, management believes all accounts to be collectible and therefore no allowance for doubtful accounts has been recorded.

Inventory – Parts and Supplies

Inventories are valued at the lower of cost or net realizable value. Costs are determined using the first-in, first-out method. Inventory consistent of parts and supplies used for scanning services. A provision for potentially obsolete or slow-moving inventory to is made based on inventory levels, future sales forecasted and management’s judgment of potentially obsolete inventory. The Company recorded an allowance of $30,000 and $12,000 at September 30, 2019 and 2018, respectively.

F-7

GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are carried at cost. Depreciation is calculated using the straight-line and declining balance methods over the estimated useful lives of the assets. Maintenance and repairs, which do not improve or extend the estimated useful lives of the respective assets, are expensed as incurred. Major improvements or betterments are capitalized. Assets purchased, but not placed in service, are capitalized and depreciation is not computed until the asset is placed in service. When property or equipment is sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Estimated useful lives by major asset class are as follows:

Leasehold improvements	3 - 10 years
Office equipment	3 - 10 years
Production Equipment	3 - 10 years

Depreciation expense of property and equipment was approximately $124,600 and $97,200 for the years ended September 30, 2019 and 2018, respectively.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability of the selling price is reasonably assured. Service contract payments received in advance are recorded as deferred revenue and are recognized over the term of the associated contract.

Shipping and Handling Costs

Shipping and handling costs are charged to cost of sales in the statements of operations and accumulated earnings (deficit).

Rent Expense

Rental expense for leases that contain a predetermined fixed escalation of the minimum rent is recognized on a straight-line basis over the term of the lease. The difference between the recognized rental expense and the amounts payable under the lease is recorded as prepaid or deferred rent on the accompanying balance sheets.

F-8

GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes in accordance with U.S. GAAP. The accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues.

The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term “more likely than not” means a likelihood of more than 50%; the terms “examined” and “upon examination” also include resolution of the related appeals or litigation processes, if any. A tax position that meets the “more likely than not” recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the “more likely than not” recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

New Accounting Pronouncement

In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 clarifies the accounting principles for recognizing contract revenue between a vendor and a customer for the provision of goods and services. The update is effective for the Company for annual periods beginning after December 15, 2018. Management is in the process of determining the effect of this change on its accounting and financial statement disclosures.

In February 2016, FASB issued ASU 2016-02, Leases, a new standard for both lessees and lessors. Under its core principle, a lessee will recognize lease assets and liabilities on the balance sheet for nearly all lease arrangements. The new standard is effective for annual periods beginning after December 15, 2020. The Company has not yet determined the effect of the pronouncement on the financial statements.

Cash

The Company maintains cash at financial institutions which may exceed federally insured amounts at various times.

F-9

GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Line of Credit

The Company has a Security Agreement (LSA) with a third party that provides credit facilities for 1) a revolving line of credit and 2) a convertible line of credit.

A description of each line is as follows:

●	Revolving Line of Credit - The line provides for $800,000 of formula based borrowings that bear interest at the current prime rate plus 3% (effective annual rate of 8% at September 30, 2019). Any outstanding borrowings are due on demand and the line expires March 31, 2021.

●	Convertible Line of Credit - The line provides for maximum borrowings of $100,000 to provide financing for new racking and $85,000 for property and equipment. Any borrowings immediately reduce the available revolving line of credit and convert to term loans, which will amortize over a period of 36 months and will bear interest at the current prime rate plus 3%. Draws on this line can be made through March 31, 2021. There were no outstanding borrowings on this line of credit at September 30, 2019 and 2018.

Under the LSA, the credit facilities are collateralized by all Company assets and are guaranteed by certain shareholders. The LSA requires that the Company shall not incur additional principal indebtedness with another lender. The LSA also requires a monthly loan processing fee of 0.25% of the average monthly loan balance outstanding and a 0.15% underutilization fee.

Capital Lease Obligations

The Company leases certain equipment under a capital lease obligation that matures in 2023.

Future minimum payments due under the capital lease obligation and the present value of the future minimum lease payments as of September 30, 2019 are as follows:

2019

2020	$86,399
2021	80,130
2022	80,130
2023	73,452

Total minimum lease payments	320,111
Less: amount representing interest (at 7% per annum)	(40,367)

Present value of net minimum lease payments	279,744
Less: current maturities of capital lease obligations	(68,532)

Long-term capital lease obligations	$211,212

F-10

GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Notes Payable - Shareholders

The Company has promissory notes payable to its shareholders that are due on demand with interest payable monthly at an annual rate of 12.25%. These notes are subordinated to the Company’s external financing. Interest expense on these notes totaled approximately $68,000 for each the years ended September 30, 2019 and 2018. Accrued interest on these notes payable totaled approximately $291,000 and $357,000 at September 30, 2019 and 2018, respectively, and was included in accrued interest related party on the accompanying balance sheet. The debt is classified as long-term in the accompanying balance sheet.

Income Taxes

The tax effect of temporary differences related to the deferred taxes shown on the balance sheets are as follows at September 30:

	2019	2018

Deferred tax assets:
Accrued rent	$11,200	$5,900
Net operating loss carryforward	2,600	120,100
Section 179 depreciation carryforward	-	73,300
Total deferred tax assets	13,800	199,300

Deferred tax liability:
Excess of tax over financial reporting
depreciation	(171,400)	(178,100)

Net deferred tax (liabilities) assets	$(157,600)	$21,200

Deferred tax assets are shown in other noncurrent assets on accompanying balance sheets.

Income tax expense differs from the amount expected by applying statutory rates to net income (loss) before taxes principally due to non-deductible expenses and the rates at which the deferred tax assets and liabilities are realized or expected to be realized.

Commitments

Operating Leases

The Company leases its operating facilities under three long-term operating leases expiring through August 2026, and transportation equipment under long-term operating lease agreements that expire through October 2022. The Company also periodically leases other office and storage space on a month-to-month basis.

F-11

GRAPHIC SCIENCES, INC.

Notes to Financial Statements

For the Years Ended September 30, 2019 and 2018

Commitments (continued)

Operating Leases (continued)

The Company is responsible for maintenance, taxes and other expenses associated with the leased property. Minimum annual rentals are as follows:

2020	$731,000
2021	719,000
2022	594,000
2023	595,000
2024	565,000
Thereafter	1,047,000

Total	$4,251,000

Total lease expense amounted to approximately $736,000 and $556,000 for the years ended September 30, 2019 and 2018, respectively.

Included in other accrued expenses, at September 30, 2018, is approximately $80,000, due to a related entity for payments due on an expired lease.

Retirement Plans

The Company has a 401(k) retirement plan covering all eligible employees. The Company may make discretionary matching or profit sharing contributions to the plan. The Company made no contributions to the plan for the years ended September 30, 2019 or 2018.

Concentration of Credit Risk

A limited number of the Company’s customers have individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customers’ credit worthiness or other matters affecting the collectability of amounts due from such customers could have a materially adverse effect on the financial position, results of operations, and cash flows in the period in which such changes or events occur. The Company had one customer that accounted for approximately 73% and 63% of sales during the year ended September 30, 2019 and 2018, respectively. At September 30, 2019 and 2018, the Company had one customer who accounted for approximately 77% and 72% of accounts receivable.

Subsequent Events

In March 2020, the World Health Organization declared the global novel coronavirus disease (COVID-19) outbreak a pandemic. As a result of the spread of COVID-19, economic uncertainties have arisen that are likely to negatively impact the results of operations. However, the Company cannot reasonably estimate at this time the specific extent, duration or full impact that the COVID-19 pandemic will have on its financial condition and operations.

On March 2, 2020, 100% of the Company’s capital stock was sold for a purchase price of approximately $3,500,000 subject to a post-closing net working capital adjustment. In addition to the initial purchase price, three annual potential earn out payments of up to an aggregate of $2,500,000 will be receivable to the sellers over three years if certain gross profit levels are achieved.

Management has evaluated subsequent events through the date of the Independent Auditor’s Report, the date on which the financial statements were available to be issued.

F-12

Financial Statements (Unaudited)

Graphic Sciences, Inc.

December 31, 2019 and 2018

F-13

GRAPHIC SCIENCES, INC.

Balance Sheets

December 31, 2019 and September 30, 2019

	December 31, 2019 (Unaudited)	September 30, 2019

ASSETS
Current Assets
Cash	$170,274	$63,122
Accounts receivable	892,371	747,773
Accounts receivable - unbilled	286,625	244,830
Other receivable	165,195	50,898
Employee advances	11,130	11,238
Parts and supplies - net	100,948	95,104
Prepaid expenses	110,654	103,677
Total current assets	1,737,197	1,316,642

Property and Equipment, at cost
Leasehold improvements	66,038	66,038
Office equipment	653,889	641,966
Production equipment	1,514,864	1,514,864
	2,234,791	2,222,868
Less: accumulated depreciation	1,481,537	(1,450,105)
Total property and equipment	753,254	772,763

Other Assets	19,959	16,779

TOTAL ASSETS	$2,510,410	$2,106,184

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Line of credit	$-	$-
Accounts payable	63,827	83,036
Accrued compensation, withholdings and taxes	183,568	221,088
Other accrued expenses	517,517	101,028
Customer deposits	16,945	-
Deferred service contract revenue	44,480	66,306
Current portion of capital lease obligations	64,314	68,532
Current portion of notes payable	-	290,595
Total current liabilities	890,651	830,585

Noncurrent Liabilities
Deferred income taxes	167,300	157,600
Capital lease obligations	194,718	211,212
Notes payable - shareholders	556,401	556,401
Total liabilities	1,809,070	1,755,798

Shareholders’ Equity
Common stock	1,000	1,000
Additional paid-in capital	24,000	24,000
Retained earnings (deficit)	676,340	325,386
Total shareholders’ equity	701,340	350,386

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,510,410	$2,106,184

The accompanying notes are an integral part of the financial statements.

F-14

GRAPHIC SCIENCES, INC.

Statement of Operations and Accumulated Earnings (Deficit)

Three Months Ended December 31, 2019 and 2018

(Unaudited)

	2019	2018

Sales	$1,837,610	$1,287,383

Cost of Sales	1,021,316	944,601

Gross profit	816,294	342,782

Selling, General and Administrative Expenses	322,610	268,256

Operating income	493,684	74,526

Other Expense, net	(26,295)	(44,676)

Income (Loss) Before Income Taxes	467,389	29,850

Income Taxes	116,435	7,500

Net Income (Loss)	350,954	22,350

Accumulated Deficit - Beginning of Year	325,386	(316,503)

Accumulated Earnings (Deficit) - End of Year	$676,340	$(294,153)

The accompanying notes are an integral part of the financial statements.

F-15

GRAPHIC SCIENCES, INC.

Statement of Cash Flows

Three Months Ended December 31, 2019 and 2018

(Unaudited)

	2019	2018

Cash Flow Provided From Operating Activities
Net income (loss)	$350,954	$22,350
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	31,432	38,550
Gain on sale of property and equipment	-	-
Deferred income taxes	11,020	17,900
Changes in operating assets and liabilities:
Accounts receivable	(144,598)	(172,475)
Accounts receivable, unbilled	(41,795)	(68,149)
Other receivable	(114,297)	-
Employee advances	108	(1,247)
Inventories	(5,844)	3,544
Prepaid expenses	(6,977)	16,807
Deposits	(4,500)	(4,500)
Accounts payable	(19,209)	(408)
Accrued compensation and related withholdings and taxes	(37,520)	-
Other accrued expenses	126,839	10,322
Customer deposits	16,000	(11,282)
Deferred service contract revenue	(21,826)	(21,274)
Total adjustments	(211,167)	(192,212)
Net cash flow provided by (used in) operations	139,787	(169,862)

Cash Flow Used in Investing Activities
Acquisition of property and equipment	(11,923)	(8,511)
Proceeds from sale of property and equipment	-	-
Net cash used in investing activities	(11,923)	(8,511)

Cash Flow Provided From (Used In) Financing Activities
Borrowings (repayments) on line of credit - net	-	94,065
Payments on notes payable	(15,707)	(5,933)
Payments on capital lease obligations	(5,005)	-
Net cash (used in) provided by financing activities	(20,712)	88,132

Increase in cash	107,152	(90,241)

Cash - Beginning of Year	63,122	110,708

Cash - End of Year	$170,274	$20,467

Supplemental Financial Information
Interest paid	$71,432	$28,056

The accompanying notes are an integral part of the financial statements.

F-16

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Nature and Scope of Business

Graphic Sciences, Inc. (the Company), with locations in Madison Heights, Oak Park, and Traverse City, Michigan, is a closely held Michigan corporation whose principal business activities consist of providing document imaging services and the sale and service of related document imaging equipment and software to customers located principally in Michigan, Ohio, and Indiana.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Accounts Receivable and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms, and are stated at the amount the Company expects to collect from outstanding balances. There are no interest charges on unpaid balances.

The Company’s invoicing is done based on agreed-upon contractual terms, either at periodic intervals or upon achievement of contractual milestones. Accounts receivable unbilled represent services performed but not billed as of the reporting date.

Management estimates an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible and an additional allowance based on certain percentages of the aged receivables, which are determined based on historical experience and a current assessment of the general financial conditions affecting the customer base. At December 31, 2019 and September 30, 2019, management believes all accounts to be collectible and therefore no allowance for doubtful accounts has been recorded.

Inventory – Parts and Supplies

Inventories are valued at the lower of cost or net realizable value. Costs are determined using the first-in, first-out method. Inventory consistent of parts and supplies used for scanning services. A provision for potentially obsolete or slow-moving inventory to is made based on inventory levels, future sales forecasted and management’s judgment of potentially obsolete inventory. The Company recorded an allowance of $34,500 and $30,000 at December 31, 2019 and September 30, 2019, respectively.

F-17

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are carried at cost. Depreciation is calculated using the straight-line and declining balance methods over the estimated useful lives of the assets. Maintenance and repairs, which do not improve or extend the estimated useful lives of the respective assets, are expensed as incurred. Major improvements or betterments are capitalized. Assets purchased, but not placed in service, are capitalized and depreciation is not computed until the asset is placed in service. When property or equipment is sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Estimated useful lives by major asset class are as follows:

Leasehold improvements	3 - 10 years
Office equipment	3 - 10 years
Production Equipment	3 - 10 years

Depreciation expense was approximately $31,432 and $38,550 for the three month periods ended December 31, 2019 and 2018, respectively.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability of the selling price is reasonably assured. Service contract payments received in advance are recorded as deferred revenue and are recognized over the term of the associated contract.

Shipping and Handling Costs

Shipping and handling costs are charged to cost of sales in the statements of operations and accumulated earnings (deficit).

Rent Expense

Rental expense for leases that contain a predetermined fixed escalation of the minimum rent is recognized on a straight-line basis over the term of the lease. The difference between the recognized rental expense and the amounts payable under the lease is recorded as a component of other accrued expenses within the accompanying balance sheets.

F-18

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes in accordance with U.S. GAAP. The accounting guidance results in two components of income tax expense: current and deferred. Current income tax expense reflects taxes to be paid or refunded for the current period by applying the provisions of the enacted tax law to the taxable income or excess of deductions over revenues.

The Company determines deferred income taxes using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is based on the tax effects of the differences between the book and tax bases of assets and liabilities, and enacted changes in tax rates and laws are recognized in the period in which they occur. Deferred income tax expense results from changes in deferred tax assets and liabilities between periods. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Tax positions are recognized if it is more likely than not, based on the technical merits, that the tax position will be realized or sustained upon examination. The term “more likely than not” means a likelihood of more than 50%; the terms “examined” and “upon examination” also include resolution of the related appeals or litigation processes, if any. A tax position that meets the “more likely than not” recognition threshold is initially and subsequently measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon settlement with a taxing authority that has full knowledge of all relevant information. The determination of whether or not a tax position has met the “more likely than not” recognition threshold considers the facts, circumstances and information available at the reporting date and is subject to management’s judgment.

New Accounting Pronouncement

In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 clarifies the accounting principles for recognizing contract revenue between a vendor and a customer for the provision of goods and services. The update is effective for the Company for annual periods beginning after December 15, 2018. Management is in the process of determining the effect of this change on its accounting and financial statement disclosures.

In February 2016, FASB issued ASU 2016-02, Leases, a new standard for both lessees and lessors. Under its core principle, a lessee will recognize lease assets and liabilities on the balance sheet for nearly all lease arrangements. The new standard is effective for annual periods beginning after December 15, 2020. The Company has not yet determined the effect of the pronouncement on the financial statements.

Cash

The Company maintains cash at financial institutions which may exceed federally insured amounts at various times.

F-19

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Line of Credit

The Company has a Security Agreement (LSA) with a third party that provides credit facilities for 1) a revolving line of credit and 2) a convertible line of credit.

A description of each line is as follows:

●	Revolving Line of Credit - The line provides for $800,000 of formula based borrowings that bear interest at the current prime rate plus 3% (effective annual rate of 8% at September 30, 2019). Any outstanding borrowings are due on demand and the line expires March 31, 2021.

●	Convertible Line of Credit - The line provides for maximum borrowings of $100,000 to provide financing for new racking and $85,000 for property and equipment. Any borrowings immediately reduce the available revolving line of credit and convert to term loans, which will amortize over a period of 36 months and will bear interest at the current prime rate plus 3%. Draws on this line can be made through March 31, 2021. There were no outstanding borrowings on this line of credit at September 30, 2019 and 2018.

Under the LSA, the credit facilities are collateralized by all Company assets and are guaranteed by certain shareholders. The LSA requires that the Company shall not incur additional principal indebtedness with another lender. The LSA also requires a monthly loan processing fee of 0.25% of the average monthly loan balance outstanding and a 0.15% underutilization fee.

F-20

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Capital Lease Obligations

The Company leases certain equipment under a capital lease obligation that matures in 2023.

Future minimum payments due under the capital lease obligation and the present value of the future minimum lease payments as of December 31, 2019 are as follows:

2020	$80,130
2021	80,130
2022	80,130
2023	53,420

Total minimum lease payments	293,810
Less: amount representing interest (at 7% per annum)	(34,778)

Present value of net minimum lease payments	259,032
Less: current maturities of capital lease obligations	(64,314)

Long-term capital lease obligations	$194,718

Notes Payable - Shareholders

The Company has promissory notes payable to its shareholders that are due on demand with interest payable monthly at an annual rate of 12.25%. These notes are subordinated to the Company’s external financing. Interest expense on these notes totaled approximately $17,000 for each the years ended December 31, 2019 and 2018. Accrued interest on these notes payable totaled approximately $248,000 and $370,000 at December 31, 2019 and 2018, respectively, and was included in accrued interest – shareholders on the accompanying balance sheet. The debt is classified as long-term as in the accompanying balance sheet.

Income Taxes

The tax effect of temporary differences related to the deferred taxes shown on the balance sheet (deferred tax assets are shown in other noncurrent assets on accompanying balance sheet) are as follows at December 31:

	2019	2018

Deferred tax assets
Expenses not currently deductible for tax purposes	$12,300	$5,900
Net operating loss carryforward	-	120,100
Section 179 depreciation carryforward	-	65,800
	12,300	191,800

Deferred tax liability
Excess of tax over financial reporting depreciation	(179,600)	(191,800)

Net deferred tax (liabilities) assets	$(167,300)	$-

Income tax expense differs from the amount expected by applying statutory rates to net income (loss) before taxes principally due to accrued rent and the rates at which the deferred tax assets and liabilities are realized or expected to be realized.

Commitments

Operating Leases

The Company leases its operating facilities under three long-term operating leases expiring through August 2026, and transportation equipment under long-term operating lease agreements that expire through October 2022. The Company also periodically leases other office and storage space on a month-to-month basis.

F-21

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Commitments (continued)

Operating Leases (continued)

The Company is responsible for maintenance, taxes and other expenses associated with the leased property. Minimum annual rentals are as follows:

2020	$704,000
2021	719,000
2022	595,000
2023	594,000
2024	551,000
Thereafter	908,000

Total	$4,071,000

Total lease expense amounted to approximately $185,000 and $164,000 for the three months ended December 31, 2019 and 2018, respectively.

Retirement Plans

The Company has a 401(k) retirement plan covering all eligible employees. The Company may make discretionary matching or profit sharing contributions to the plan. The Company made no contributions to the plan for the three months ended December 31, 2019 or 2018.

Concentration of Credit Risk

A limited number of the Company’s customers have individually large amounts due at any given balance sheet date. Any unanticipated change in one of those customers’ credit worthiness or other matters affecting the collectability of amounts due from such customers could have a materially adverse effect on the financial position, results of operations, and cash flows in the period in which such changes or events occur. The Company had one customer that accounted for approximately 77% and 65% of sales during the year ended December 31, 2019 and 2018, respectively. At December 31, 2019 and 2018, the Company had one customer who accounted for approximately 78% and 67% of accounts receivable.

Subsequent Events

In March 2020, the World Health Organization declared the global novel coronavirus disease (COVID-19) outbreak a pandemic. As a result of the spread of COVID-19, economic uncertainties have arisen that are likely to negatively impact the results of operations. However, the Company cannot reasonably estimate at this time the specific extent, duration or full impact that the COVID-19 pandemic will have on its financial condition and operations.

F-22

GRAPHIC SCIENCES, INC.

Notes to Financial Statements (Unaudited)

Subsequent Events (continued)

On March 2, 2020, 100% of the Company’s capital stock was sold for a purchase price of approximately $3,500,000 subject to a post-closing net working capital adjustment. In addition to the initial purchase price, three annual potential earn out payments of up to an aggregate of $2,500,000 will be receivable to the sellers over three years if certain gross profit levels are achieved.

Management has evaluated subsequent events through the date of the Independent Auditor’s Report, the date on which the financial statements were available to be issued.

F-23

Unaudited Pro Forma Condensed Combined Financial Statements

On March 2, 2020, Intellinetics, Inc. (“Intellinetics” or the “Company”) acquired all of the issued and outstanding capital stock of Graphic Sciences, Inc. (“GSI”). The consideration paid by the Company to the stockholders of GSI consisted of approximately $3.5 million in cash plus three annual potential earnout payments of up to an aggregate of $2.5 million, for a total potential purchase price of approximately $6 million.

The following unaudited pro forma condensed combined financial statements are presented for informational purposes only and should be read in conjunction with the:

●	Accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

●	Separate historical financial statements of Intellinetics included in its Annual Report on Form 10-K for the year ended December 31, 2019; and

●	Separate historical financial statements of GSI for the years ended September 30, 2019 and 2018, which are included in this Information Statement.

●	Separate historical financial statements of GSI for the quarter ended December 31, 2019 and 2018, which are included in this Information Statement.

The following unaudited pro forma condensed combined balance sheet presents Intellinetics’ historical financial position combined with GSI as if the acquisition had occurred on December 31, 2019 and includes adjustments which give effect to events that are directly attributable to the transaction and that are factually supportable. The unaudited pro forma condensed combined statement of income presents the combined results of Intellinetics’ operations with GSI as if the acquisition had occurred on January 1, 2019 and includes adjustments that are directly attributable to the acquisition, are expected to have a continuing impact on the combined results, and are factually supportable. The pro forma condensed combined financial statements are not necessarily indicative of what Intellinetics’ financial position or results of operations actually would have been had the Company completed the acquisition at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

Intellinetics and GSI have different fiscal years. The unaudited pro forma condensed combined balance sheet and statements of income have been prepared utilizing period ends that differ by less than 93 days, as permitted by Regulation S-X. The pro forma statement of income information is based on the following:

●	With respect to Intellinetics, the audited consolidated financial statements of Intellinetics contained in its Annual Report on Form 10-K for the year ended December 31, 2019; and

●	With respect to GSI, the audited financial statements of GSI for the year ended September 30, 2019.

The pro forma balance sheet information is based on the following:

●	With respect to Intellinetics, the Intellinetics audited consolidated balance sheet as of December 31, 2019; and

●	With respect to GSI, the GSI unaudited balance sheet as of December 31, 2019.

The Company has not completed a full, detailed valuation analysis necessary to determine the fair values of GSI’s identifiable assets acquired and liabilities assumed in the acquisition. However, a preliminary valuation analysis based upon assumptions used by management was performed as of December 31, 2019, the date of which the acquisition is deemed to have occurred for purposes of the pro forma balance sheet, related to its assets and liabilities, including intangible assets. The acquisition of GSI created goodwill as the acquisition consideration exceeded the fair value attributable to identifiable assets and liabilities. The unaudited pro forma combined balance sheet includes only preliminary estimates assuming the acquisition had occurred on December 31, 2019. The final valuation of amounts of assets acquired and liabilities assumed in the acquisition accounting will be based on their respective fair values as determined as of March 2, 2020, the date of acquisition, and may differ significantly from these preliminary estimates.

The pro forma financial statements do not include integration costs expected to result from the acquisition or the realization of any cost synergies or revenue synergies expected to result from the acquisition. The effects of the foregoing excluded items could, individually or in the aggregate, materially impact the pro forma financial statements.

The assumptions and estimates underlying the unaudited adjustments to the pro forma condensed combined financial statements are described in the accompanying notes, which should be read together with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements should be read together with the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and GSI’s historical information included herein

F-24

INTELLINETICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

DECEMBER 31, 2019

	Intellinetics	Graphic Sciences	Pro Forma Adjustments		Combined

ASSETS

Current assets:
Cash	$404,165	$170,274	$377,418	a	$951,857
Accounts receivable, net	329,571	1,057,566	14,204	b	1,401,341
Accounts receivable – unbilled	23,371	286,625	(10,602)	b	299,394
Parts and supplies – net		100,948	(9,552)	b	91,396
Prepaid expenses and other current assets	115,025	121,784	(42,714)	b	194,095

Total current assets	$872,132	$1,737,197	$328,754		$2,938,083

Property and equipment, net	6,919	753,254	(20,882)	b	739,291
Right of use asset	97,239	-	2,885,619	d	2,982,858
Other assets	10,284	19,959	(19,959)	b	10,284
Intangible assets, net			1,230,000	e
Goodwill			1,780,178	e

Total assets	$986,574	$2,510,410	$6,183,710		$9,680,694

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$160,911	$63,827	$45,797	b	$270,535
Accrued Expenses	210,106	718,030	32,885	b	961,021
Lease liability - current	47,397	59,002	529,519	d	635,918
Deferred revenues	754,073	44,480	(5,294)	b	793,259
Deferred compensation	117,166		-		117,166
Accrued interest payable	1,212,498		-		1,212,498
Notes payable, net	3,339,963	5,312	(5,312)	c	3,339,963
Notes payable - related party, net	1,467,400		0		1,467,400

Total current liabilities	$7,309,514	$890,651	$597,595		$8,797,760

Long-term liabilities:
Notes payable	$-	$556,401	$(556,401)	c	$-
Subordinated notes			1,386,318	f
Lease liability - net of current portion	53,318	194,718	2,102,380	d	$2,350,416
Contingent Consideration			686,200	h
Deferred tax liability		167,300	(167,300)	i	-

Total long-term liabilities	$53,318	$918,419	$3,451,197		$4,422,934

Total liabilities	$7,362,832	$1,809,070	$4,048,792		$13,220,694

Stockholders’ Equity (Deficit):
Common Stock	$31,528	$1,000	$(31,023)	j	$1,505
Additional paid-in capital	14,388,280	24,000	2,842,281	k	17,254,561
Accumulated (deficit) equity	(20,796,066)	676,340	(676,340)	l	(20,796,066)
Total stockholders’ (deficit) equity	(6,376,258)	701,340	2,134,918		$(3,540,000)
Total liabilities and stockholders’ deficit	$986,574	$2,510,410	$6,183,710		$9,680,694

See Notes to these financial statements

F-25

INTELLINETICS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2019

	Intellinetics	Graphic Sciences	Pro Forma Adjustments		Combined

Sale of software	$189,165	$-	$-		$189,165
Software as a service	859,637				859,637
Software maintenance services	1,011,278				1,011,278
Professional services	449,707	6,710,309			7,160,016
Third party services	26,168				26,168

Total revenues	$2,535,955	$6,710,309	$-		$9,246,264

Cost of revenues:
Sale of software	$8,633	$-	$-		$8,633
Software as a service	254,999				254,999
Software maintenance services	87,280				87,280
Professional services	192,129	3,394,040			3,586,169
Third party services	24,802				24,802

Total cost of revenues	$567,843	$3,394,040	$-		$3,961,883

Gross profit	$1,968,112	$3,316,269	$-		$5,284,381

Operating expenses:
General and administrative	$2,131,385	$2,148,911	$(117,000)	m	$4,163,296
Sales and marketing	981,618				981,618
Depreciation and amortization	7,701	124,600	161,904	n	294,205

Total operating expenses	$3,120,704	$2,273,511	$44,904		$5,439,119

Loss from operations	$(1,152,592)	$1,042,758	$(44,904)		$(154,738)

Other income (expense)
Income tax expense	$-	$(214,265)	$214,265	o	-
Interest expense, net	$(980,689)	$(186,604)	$(156,396)	p	(1,323,689)

Net loss	$(2,133,281)	$641,889	$12,965		$(1,478,427)

Basic and diluted net loss per share:	(5.76)				(0.53)

Weighted average number of common shares outstanding - basic and diluted	370,279		2,423,914	h	2,794,193

See Notes to these consolidated financial statements

F-26

1. Transaction and Basis of Presentation

On March 2, 2020, Intellinetics, Inc. (“Intellinetics” or the “Company”) acquired all of the issued and outstanding capital stock of Graphic Sciences, Inc., a Michigan corporation (“GSI”). Located in Madison Heights, Michigan, GSI is a document management company that provides indexing and scanning services, as well as physical document storage and retrieval services. Multi-year state and local government contracts account for the majority of GSI’s sales.

The acquisition was consummated pursuant to a Stock Purchase Agreement, dated as of March 2, 2020, by and among the Company, as the purchaser, GSI, as the target, and Thomas M. Liebold, Gregory P. Colton, Fredrick M. Kamienny, and Frederick L. Erlich, collectively as the sellers. The initial purchase price for GSI consisted of approximately $3.5 million in cash, on a cash-free, debt-free basis, and subject to a post-closing net working capital adjustment. The positive net working capital at the time of closing consisted of approximately $1.0 million in accounts receivable and other current assets and approximately $0.3 million in trade payables and other obligations relating to GSI’s ongoing business and contracts. In addition to the initial purchase price, three annual potential earnout payments of up to an aggregate of $2.5 million will be payable to the Sellers over three years if certain gross profit levels are achieved. The acquisition was effective as of 12:01 a.m. on March 2, 2020. The Company financed the transaction by entering into a Securities Purchase Agreement with certain accredited investors, pursuant to which the Company issued and sold (i) 875,000 shares of the Company’s common stock, at a price of $4.00 per share, for aggregate gross proceeds of $3,500,000 and (ii) 2,000 units (“Units”), with each Unit consisting of $1,000 in 12% Subordinated Notes and 40 shares, for aggregate gross proceeds of $2,000,000 in Units and $5,500,000 for the combined private placement.

The accompanying unaudited pro forma condensed combined balance sheet presents Intellinetics’ historical financial position combined with GSI as if the acquisition had occurred on December 31, 2019 and the unaudited pro forma condensed combined statement of income presents the combined results of Intellinetics’ operations with GSI as if the acquisition had occurred on January 1, 2019. The accompanying pro forma condensed combined financial statements include management’s assumptions and certain adjustments described in greater detail below.

Intellinetics and GSI have different fiscal years. The unaudited pro forma condensed combined balance sheet and statements of income have been prepared utilizing period ends that differ by less than 93 days, as permitted by Regulation S-X. The pro forma statement of income information is based on the following:

●	With respect to Intellinetics, the audited consolidated financial statements of Intellinetics contained in its Annual Report on Form 10-K for the year ended December 31, 2019; and

●	With respect to GSI, the audited financial statements of GSI for the year ended September 30, 2019.

The pro forma balance sheet information is based on the following:

●	With respect to Intellinetics, the Intellinetics audited consolidated balance sheet as of December 31, 2019; and

●	With respect to GSI, the GSI unaudited balance sheet as of December 31, 2019.

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of GSI’s assets acquired and liabilities assumed and conformed the accounting policies of GSI to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

F-27

The unaudited pro forma condensed combined financial information does not reflect any cost savings from operating efficiencies or synergies that could result from the acquisition. Additionally, the unaudited pro forma condensed combined financial information does not reflect additional revenue opportunities following the acquisition. The unaudited pro forma condensed combined financial information also does not impute any on-going financing costs which the Company may or may not incur related to the transaction.

Certain reclassifications have been made relative to GSI’s historical financial statements to conform to the financial statement presentation of Intellinetics. Such reclassifications are described in further detail in Note 5 to the unaudited pro forma combined condensed financial statements.

2. Accounting Policies

As a result of the continuing review of GSI’s accounting policies, Intellinetics may identify differences between the accounting policies of the two businesses that, when conformed, could have a material impact on the combined financial statements. The unaudited pro forma combined condensed financial statements do not assume any differences in accounting policies other than as described in Note 4.

3. Purchase Price and Allocation

The following table sets forth the purchase consideration paid to shareholders of GSI on March 2, 2020, the date of acquisition. The preliminary purchase price allocation set forth below assumes the acquisition had closed on December 31, 2019:

Consideration paid to GSI’s Stockholders:
Cash	$3,500,000
Working capital adjustment	133,080
Work in process payout	276,023

Total consideration	$3,909,103

Preliminary purchase price allocation:
Cash and cash equivalents	$20,119
Accounts receivable	1,071,770
Inventories	367,419
Prepaid expenses and other current assets	79,070
Property, plant and equipment	732,372
Right of use asset	2,885,619
Accounts payable	(109,624)
Accrued expenses	(386,915)
Deferred revenues	(39,186)
Lease liability	(2,885,619)
Noncurrent deferred tax liability, net	(149,900)

Total tangible assets acquired and liabilities assumed	1,585,125
Intangible assets	1,230,000
Contingent liability	(686,200)
Goodwill	1,780,178

Total pro forma net assets acquired	$3,909,103

The final determination of the purchase price allocation and the amount of goodwill acquired will be based on GSI’s assets acquired and liabilities assumed as of March 2, 2020, the date of acquisition.

For the purposes of this pro forma analysis, the purchase price has been preliminarily allocated based on an estimate of the fair value of assets acquired and liabilities assumed as of the date of acquisition. The determination of estimated fair value requires management to make significant estimates and assumptions. The final valuation of net assets is expected to be completed as soon as possible but no later than one year from the acquisition date. The Company will adjust its estimates as needed based upon the final valuation. The following is a summary of preliminary valuation estimates along with management’s assumptions included in the adjustments reflected in the pro forma condensed combined financial information:

Tangible assets and liabilities: Tangible assets and liabilities were valued at their respective carrying amounts which management believes approximate their fair values as of the assumed date of acquisition.

Accrued and other liabilities: Accrued expenses were adjusted to record combined estimated transaction costs incurred. These costs were incurred after December 31, 2019, but are included as an adjustment to accrued and other liabilities and accumulated deficit for purposes of presenting the pro forma condensed combined balance sheet as if the transaction had occurred on December 31, 2019. These transaction expenses are not reflected in the pro forma condensed combined statement of income for the year ended December 31, 2019, as they are not expected to have a continuing impact on future operations.

Identifiable intangible assets: The fair value of intangible assets acquired is based on management’s preliminary valuation as of the acquisition date. Estimated useful lives are based on the time periods during which the intangibles are expected to result in incremental cash flows. The following reflects the estimated fair values and useful lives of the significant intangible assets identified based on management’s preliminary purchase accounting assessments:

		Estimated
	Estimated	Useful Life
	Fair Value	(in years)
Customer contracts	$1,111,000	6-8
Trademarks and trade name	119,000	10
	$1,230,000

The fair value of customers contracts has been estimated using the multi-period excess earnings method, based on forecasted revenue, after-tax cash flow, and contributor asset charges. The fair value of the Trademarks and trade names has been estimated using the relief from royalty method, assuming that if the company did not own the intangible asset or intellectual property, then it would be willing to pay a royalty for its use.

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At this time, the Company’s estimates of the fair values of intangible assets are still subject to considerable uncertainty, as substantial amounts of GSI’s data must be thoroughly analyzed before more precise valuations can be determined. The Company anticipates that these analyses will be completed during the measurement period following the closing date.

Goodwill: Goodwill represents the excess of the acquisition consideration over the preliminary estimated fair values of nets assets acquired. Goodwill presented in the unaudited combined balance sheet was based on the net assets as if the acquisition had occurred on December 31, 2019. Goodwill for the final allocation of the purchase price will be based on the fair value of the net assets acquired on March 2, 2020, the date of acquisition.

Deferred income tax assets and liabilities: On a historical basis, the Company provided for a valuation allowance equal to the full amount of its net deferred tax asset, which consisted primarily of its net operating loss carryforwards for income tax purposes. On a combined basis, the Company currently expects a full valuation allowance would need to be recorded in the first reporting period in 2020 for this due to uncertainty. In addition, the acquisition results in the assumption of net deferred tax liabilities associated with the historical book values of assets acquired and liabilities assumed verses the tax basis of those same assets and liabilities.

4. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the consideration paid to GSI’s stockholders and to adjust amounts related to the tangible and intangible assets and liabilities of GSI to reflect the preliminary estimate of their fair values and the impact on the combined statement of income as if Intellinetics and GSI had been combined during the periods presented. The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

(a)	To record an adjustment to remove GSI cash not acquired in transaction. This amount is offset by an increase in cash related to remaining unused net proceeds from equity offering.

(b)	To record an adjustment to accounts to align with opening balance amounts based on preliminary fair value assessment.

(c)	To record an adjustment to remove GSI note payables not included or acquired in transaction.

(d)	To record an adjustment to record right of use asset and related lease liability in connection with the adoption of ASC 842 “leases”.

(e)	To record an adjustment to record intangible assets and goodwill based on preliminary purchase price allocation.

(f)	To record an adjustment to record the issuance of subordinated notes, net of related financing fees, as net proceeds were used in connection with the transaction

(g)	To record an adjustment to record contingent consideration due to seller in connection with the transaction, based on preliminary purchase price allocation.

(h)	To adjust number of shares outstanding and basic and diluted EPS based on reverse split and stock issuance.

(i)	To record an adjustment to remove deferred tax amounts not attributable to consolidated entity.

(j)	Adjustment to effectuate the reverse stock split and issuance of common equity which proceeds were used in connection with the transaction.

(k)	Adjustments to remove GSI additional paid in capital, offset by an increase due to stock issuance net of transaction costs.

(l)	To remove GSI retained earnings.
(m)	To record an adjustment to remove non-recurring transaction expenses included in historical amounts.
(n)	To record an adjustment for depreciation and amortization of intangibles and property, plant and equipment based on purchase accounting adjustments.

(o)	To remove historical income tax expense of GSI.

(p)	To record an adjustment to remove historical GSI interest expense, offset by additional expense incurred associated with subordinated notes.

F-29

5. Non-recurring Transaction Costs

The Company and GSI have incurred and the Company will continue to incur certain non-recurring transaction expenses. The pro forma condensed combined balance sheet as of December 31, 2019 includes an adjustment of approximately $364,000 to accrued and other liabilities for combined estimated transaction costs (See Note 2 above). These transaction expenses are not reflected in the pro forma condensed combined statement of income for the year ended December 31, 2019, as they are not expected to have a continuing impact on future operations.

6. Pro Forma Combined Net Income (Loss) per Share

The pro forma basic and diluted net income (loss) per share presented in the unaudited pro forma combined condensed consolidated statements of operations is computed based on the weighted-average number of shares outstanding:

Twelve months ended
December 31, 2019
Pro forma net loss	$1,478,427
Intellinetics’ weighted average shares, basic and diluted	370,279
Shares expected to be issued in conjunction with acquisition of GSI	2,423,914
Pro forma weighted average shares, basic and diluted	2,794,193
Pro forma net loss per share, basic and diluted	$0.53

F-30

Pro Forma Information

	Intellinetics, Inc. December 31, 2019	Graphic Sciences, Inc. September 30, 2019	Combined

Book value at fiscal year end	$(6,376,258)	$350,386	$(6,025,872)
Shares outstanding at fiscal year end	370,497	3,000	370,497
Book value per share	$(17.21)	$116.80	$(16.26)

Cash dividends for fiscal year	$-	$-	$-
Weighted average shares outstanding for fiscal year	370,279	3,000	370,279
Cash dividends per share	$-	$-	$-

Net income/(loss) for fiscal year	$(2,133,281)	$641,889	$(1,491,392)
Non-recurring charges relating to transaction	$131,500	$-	$131,500
Net income/ (loss) for fiscal year before non-recurring charges	$(2,001,781)	$641,889	$(1,359,892)
Weighted average shares outstanding for fiscal year	370,279	3,000	370,279
Income/(loss) per share	$(5.41)	$213.96	$(3.67)

F-31

THE ACQUISITION

Negotiations or Contacts.

On April 15, 2019, the Board, being Robert Schroeder, Rye D’Orazio, Roger Kahn, Sophie Pibouin, James DeSocio, and Matthew Chretien, authorized the Company to engage Taglich Brothers, Inc. on an exclusive basis to render financial advisory and investment banking services to the Company in connection with the review and assessment of strategic transaction opportunities available to the Company that could enhance stockholder value.

Prior to July 2019, GSI retained NuVescor as their M&A advisory firm to explore a potential sale of GSI.

On July 12, 2019, Bruce Meyer at NuVescor submitted a Confidential Information Memorandum (the “CIM”) to William Cooke at Taglich Brothers, containing certain information regarding a potential sale of GSI.  Bruce Meyer forwarded the CIM to James DeSocio, Joseph Spain, and Robert Schroeder, who reviewed and discussed the CIM with William Cooke and Len Schleicher at Taglich Brothers.

In August of 2019, James DeSocio, Matthew Chretien, Joseph Spain and Rob Schroeder all traveled to GSI’s offices to meet with Thomas M. Liebold and Greg Colton of GSI, generally tour the headquarters, and learn more about GSI.

From August of 2019 until October of 2019, the Company conducted due diligence via email, dataroom exchange, phone calls, and in-person meetings. The Company engaged Kegler, Brown, Hill & Ritter Co., L.P.A. (“Kegler”) as its legal counsel for a potential transaction, and proposed a non-binding Letter of Intent in October of 2019, which was executed by both parties on October 29, 2019.

From November of 2019 until March of 2020, the Company proposed and negotiated a definitive purchase agreement, in addition to finalizing its due diligence review.  The individuals primarily involved with the negotiations were:  James DeSocio, Joseph Spain, and Rob Schroeder with the Company; William Cooke and Len Schleicher with Taglich Brothers on the Company’s behalf; Kacie Davis with Kegler on the Company’s behalf; Thomas M. Liebold and Greg Colton with GSI; Bruce Meyer at NuVescor on GSI’s behalf; and Jonathan Siebers with Rhoades McKee, PC, as legal counsel for the GSI.

The Purchase Agreement

On March 2, 2020, the Company entered into the Purchase Agreement with the stockholders of GSI, Thomas M. Liebold, Gregory P. Colton, Fredrick M. Kamienny, and Frederick L. Erlich (collectively, the “Sellers”). The Purchase Agreement contains customary representations and warranties as well as indemnification obligations by the Sellers, on the one hand, and by the Company, on the other hand, to each other. In addition, the Purchase Agreement contains a five year covenant not to compete by the Sellers against the Company and its affiliates in the acquired business, and related customary restrictive covenants. The Company financed the acquisition through a private placement of equity and debt as described above.

Upon the terms and subject to the conditions provided in the Purchase Agreement, on March 2, 2020 at 12:01 AM, the Company purchased all of the issued and outstanding capital stock of GSI, in exchange for cash. As a result of the GSI Acquisition, GSI became a wholly-owned subsidiary of the Company.

The Acquisition Consideration

The initial purchase price for GSI consisted of approximately $3.5 million in cash, on a cash-free, debt-free basis, and subject to a post-closing net working capital adjustment. The positive net working capital at the time of closing consisted of approximately $1.0 million in accounts receivable and other current assets and approximately $0.3 million in trade payables and other obligations relating to GSI’s ongoing business and contracts. In addition to the initial purchase price, three annual potential earnout payments of up to an aggregate of $2.5 million will be payable to the Sellers over three years if certain gross profit levels are achieved.

Reasons for the Acquisition

The GSI Acquisition was intended to increase the Company’s scale and cash flow. GSI has a long-standing and deep relationship with its biggest customer, the State of Michigan, and the Company believes there are strategic opportunities to cross-sell the Company’s software offerings to the various subdivisions and agencies included in GSI’s contract with the State of Michigan, as well as GSI’s other customers. The totality of GSI’s customer base complements and expands the Company’s existing customer base with respect to industry, size, and document management needs. In addition, GSI maintains core capabilities in the scanning services business, which the Company believes will strengthen and complement the Company’s recently expanded scanning service offerings.

Although we believe GSI is being acquired at an attractive purchase price as a stand-alone investment, there exists a strategic fit with our business. We see the acquisition of GSI to be complementary with our current business and bringing several benefits to each company:

●	There are ECM selling opportunities into GSI’s customer base. Typically, customers who need document management services, need both physical storage and scanning in addition to enterprise content management (“ECM”) solutions. GSI currently provides very little ECM solutions. The various municipalities in the State of Michigan that are currently utilizing GSI scanning service represents a ready-made untapped customer base for the Company.

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●	GSI has long term relationships with its top customer, developing significant credibility and trust. GSI has provided services to various municipalities within the State of Michigan since 2002. This has developed into a partnership-like relationship where GSI works closely with the State of Michigan rather than just as a detached generic service provider. We believe the length and depth of GSI’s relationship with the State of Michigan makes it hard to displace as a customer.

●	The Company can leverage GSI’s scanning and document storage capabilities into our customer base. GSI possesses a level of expertise beyond typical mom-and-pop operations. GSI gives added capabilities to the Company’s newly launched scanning services. Additionally, some of the Company’s core markets, like the K-12 education market, have growing needs for digital scanning and archiving.

●	GSI’s business has the potential to benefit from improvement in operational efficiencies. GSI relies heavily on manual-driven internal delivery processes that is ripe for automation, which could result in corresponding cost reductions and capacity improvements. Also, GSI can benefit from the Company’s sales and marketing expertise, an area that has been neglected at GSI.

●	The Company has the potential to improve GSI customer experience. The IntelliCloud suite of solutions can augment the GSI customer experience to increase satisfaction and account penetration.

Purchases

No securities will be purchased from any officer, director, or affiliate of GSI other than the purchase of all the capital stock of GSI from the four Sellers identified above.

Dissenter’s Rights

Under Nevada law, stockholders are not entitled to dissenter’s rights in connection with the GSI Acquisition.

Provisions for Unaffiliated Security Holders

The Company received approval by written consents from the Majority Stockholders to proceed with the Charter Amendments, as set forth above. No additional stockholder consent, vote or approval was required to effectuate the GSI Acquisition. As such, the Company has not made any provision in connection with the GSI Acquisition to grant unaffiliated security holders access to the corporate files of the filing person or to obtain counsel or appraisal services at the expense of the Company.

Regulatory Approvals

The GSI Acquisition was not subject to any regulatory requirements or approvals.

Interests of our Affiliates in the GSI Acquisition

Certain of the Company’s affiliates had interests in the GSI Acquisition that may be different from, or in addition to, the interests of the Company stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the GSI Acquisition.

The Company retained the Placement Agent on an exclusive basis to render financial advisory and investment banking services to the Company in connection with the GSI Acquisition. Pursuant to an Engagement Agreement, dated April 15, 2019, between the Company and the Placement Agent, the Company paid the Placement Agent a success fee of $300,000 as a result of the successful completion of the acquisition of GSI. The Company also agreed to reimburse the Placement Agent for reasonable out of pocket expenses related to the acquisition, not exceeding $5,000. The Placement Agent has certain material relationships with the Company: Robert Schroeder, a Director of the Company, is a Vice President of Investment Banking at the Placement Agent; Michael Taglich, a beneficial owner of more than 10% of the Company’s Common Stock, is a the Co-Founder, President & Chairman of the Placement Agent; and Robert Taglich, a beneficial owner of more than 10% of the Company’s Common Stock, is the Co-Founder and Managing Director of the Placement Agent.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table reflects the beneficial ownership of the Company’s Common Stock by all our executive officers and directors, and by each stockholder who beneficially owns more than 5% of the Company’s Common Stock, as of the record date for this information statement: February 27, 2020. This information is presented on a pre-Reverse Split basis.

The information provided in the table below is based on our records, information filed with the SEC and information provided by our directors and executive officers. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Intellinetics, Inc., 2190 Dividend Dr., Columbus, Ohio 43228.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Outstanding (1)
DIRECTORS AND OFFICERS
James F. DeSocio	1,722,728	(2)	8.28%
Matthew L. Chretien	1,534,072	(3)	7.88%
Joseph D. Spain	250,000	(4)	*
Rye D’Orazio	428,092		2.21%
Sophie Pibouin	434,005	(5)	2.23%
Robert Schroeder	1,517,275	(6)	7.78%
Roger Kahn	314,018	(7)	1.62%

Officers and Directors as a Group (7 Persons)	6,200,190	(8)	28.87%

Stockholders with 5% or More Beneficial Ownership
Michael Taglich 275 Madison Ave., Suite 1618, New York, NY 10016	7,741,341	(9)	31.88%

Robert F. Taglich 275 Madison Ave., Suite 1618, New York, NY 10016	6,124,217	(10)	26.74%

Carol Lynne Chretien	1,396,685		7.22%

* Less than 1%

(1)	Based upon 19,346,307 shares of common stock issued and outstanding on February 27, 2020, without any adjustment for the Reverse Split which was effective March 20, 2020, plus shares beneficially owned but not issued for each respective stockholder.
(2)	Beneficial ownership includes 1,450,000 shares of common stock underlying stock options and convertible notes issued to Mr. DeSocio, exercisable within 60 days of February 27, 2020.
(3)	Beneficial ownership includes 110,595 shares of common stock underlying stock options and warrants issued to Mr. Chretien, exercisable within 60 days of February 27, 2020.
(4)	Beneficial ownership includes 250,000 shares of common stock underlying stock options issued to Mr. Spain, exercisable within 60 days of February 27, 2020.
(5)	Beneficial ownership includes 128,000 shares of common stock underlying stock options issued to Ms. Pibouin, exercisable within 60 days of February 27, 2020.
(6)	Beneficial ownership includes 465,841 shares of common stock underlying warrants issued to Mr. Schroeder, exercisable within 60 days of February 27, 2020.
(7)	Beneficial ownership includes 28,410 shares of common stock underlying warrants issued to Mr. Kahn, exercisable within 60 days of February 27, 2020.
(8)	Beneficial ownership includes 2,432,846 shares of common stock underlying stock options, warrants, and convertible notes issued to the group, as disclosed in (2) through (6) above, exercisable within 60 days of February 27, 2020.
(9)	Beneficial ownership includes 4,934,977 shares either held indirectly or representing common stock underlying warrants and convertible notes issued to Mr. Taglich, exercisable within 60 days of February 27, 2020.
(10)	Beneficial ownership includes 3,553,766 shares of common stock underlying warrants and convertible notes issued to Mr. Taglich, exercisable within 60 days of February 27, 2020.

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Where You Can Obtain Additional Information

We are required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of our SEC filings are available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our most recent Annual Report on Form 10-K, including the financial statements and financial statement schedule information included therein, as filed with the SEC. You are encouraged to review the Annual Report together with any subsequent information we have filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting us at Intellinetics, Inc., 2190 Dividend Dr., Columbus, Ohio 43228 or on our website at www.intellinetics.com.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” certain information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this Information Statement. The documents we incorporate by reference are:

●	Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 30, 2020, with respect to Items 1, 2, 3, 5, 7, 8, 9, and 9A.

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